EXHIBIT 21.01
SIGNIFICANT SUBSIDIARIES OF FEDERATED HERMES, INC.:
Federated Administrative Services, a Delaware statutory trust
Federated Administrative Services, Inc., a Pennsylvania corporation
Federated Advisory Services Company, a Delaware statutory trust
Federated Asset Management GmbH, a German company
Federated Equity Management Company of Pennsylvania, Delaware statutory trust
Federated Global Holdings LLC, a Delaware limited liability company
Federated Global Investment Management Corp., a Delaware corporation
Federated Holdings (UK) Limited, a United Kingdom company
Federated Holdings (UK) II Limited, a United Kingdom company
Federated International – Europe GmbH, a German company
Federated International Holdings B.V., a Netherlands company
Federated International Management Limited, an Irish company
Federated International Securities Corp., a Delaware corporation
Federated Investment Counseling, a Delaware statutory trust
Federated Investment Management Company, a Delaware statutory trust
Federated Investors Asia Pacific Pty Ltd, an Australian company
Federated Investors Australia Services Ltd., an Australian company
Federated Investors (Canada) Holdings, Inc., a Pennsylvania corporation
Federated Investors Canada ULC, a British Columbia unlimited liability company
Federated Investors International Pte. Ltd., a Singapore holding company
Federated Investors Management Company, a Pennsylvania corporation
Federated Investors Trust Company, a Pennsylvania trust company
Federated Investors (UK) LLP, a United Kingdom limited liability partnership
Federated MDTA LLC, a Delaware limited liability company
Federated MDTA Trust, a Massachusetts business trust
Federated Private Asset Management, Inc., a Delaware corporation
Federated Private Fund of One Trade Finance Partnership General Partner, LLC, a Delaware limited liability company
Federated Securities Corp., a Pennsylvania corporation
Federated Services Company, a Pennsylvania corporation
Federated Shareholder Services Company, a Delaware statutory trust
FII Holdings, Inc., a Delaware corporation
HBSS Acquisition Company, a Delaware corporation
Hermes Alternative Investment Management Limited, a United Kingdom company
Hermes Assured Limited, a United Kingdom company
Hermes BPK Coinvestment Trustees Limited, a United Kingdom company
Hermes Equity Ownership Services Limited, a United Kingdom company
Hermes European Equities Limited, a United Kingdom company
Hermes Fund Managers Ireland Limited, an Irish company
Hermes Fund Managers Limited, a United Kingdom company
Hermes Global Funds GP Limited, a Cayman Island company
Hermes Investment Management Ltd, a United Kingdom company
Hermes Investments (North America) Limited, a United Kingdom company
Hermes Pension Fund Management Limited, a United Kingdom company
Hermes Private Debt I GP Limited, a United Kingdom company
Hermes Private Debt (Lux) I GP S.a.r.l., a Luxembourg company
Hermes Private Debt (Lux) II GP S.a.r.l., a Luxembourg company
Hermes Private Equity Limited, a United Kingdom company
Hermes Real Estate Debt GP Limited, a United Kingdom company
Hermes Real Estate Investment Management Limited, a United Kingdom company
Hermes Secretariat Limited, a United Kingdom company
Hermes Seoul GP, S.a.r.l., a Luxembourg company
Hermes Sourcecap Limited, a United Kingdom company
Hermes Stewardship North America Inc., a Delaware corporation
MEPC Limited, a United Kingdom company